SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

                Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934, as amended.

Filed by Registrant        [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Exogen, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box  if any  part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid: __________________________.

     (2) Form, Schedule or Registration Statement No.: ___________________.

     (3) Filing Party: ___________________________________.

     (4) Date Filed: ___________________________________.

                                  EXOGEN, INC.

                             10 Constitution Avenue
                          Piscataway, New Jersey 08855


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                February 25, 1999


         The annual meeting of stockholders (the "Annual Meeting") of Exogen, Inc. (the "Company") will be held at The Holiday Inn Somerset, 195 Davidson Avenue, Somerset, New Jersey 08873, telephone number (732) 356-1700 on February 25, 1999 at 9:00 a.m. (eastern standard time) for the following purposes:

         (1) To elect seven Directors to serve until the next Annual Meeting or until their respective successors shall have been duly elected and qualified;

         (2) To ratify the selection of Arthur Andersen LLP, independent public accountants, as auditors of the Company for the fiscal year ending September 30, 1999; and

         (3) To transact such other business as may properly come before the Annual Meeting.

         Only stockholders of record at the close of business on December 31, 1998 will be entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at the corporate headquarters at the address above.

         Whether or not you expect to attend the Annual Meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

                                           By Order of the Board of Directors



                                           /s/Patrick A. McBrayer
                                           ----------------------
                                           Patrick A. McBrayer
                                           Chief Executive Officer and President

Piscataway, New Jersey
January 11, 1999


--------------------------------------------------------------------------------

                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY

--------------------------------------------------------------------------------

                                  EXOGEN, INC.

                       PROXY STATEMENT FOR ANNUAL MEETING
                                 OF STOCKHOLDERS

                                January 11, 1999

         This Proxy Statement is furnished to stockholders of record of Exogen, Inc. (the "Company") as of December 31, 1998 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or "Board") for use at the Annual Meeting of Stockholders to be held on February 25, 1999 (the "Annual Meeting").

         Shares cannot be voted at the Annual Meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted, "FOR" the election of the named nominees as Directors of the Company, "FOR" the ratification of Arthur Andersen LLP, Independent Public Accountants, as auditors of the Company and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the meeting may withdraw his or her proxy and vote in person. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

         The Annual Report of the Company (which does not form a part of the proxy solicitation materials) is being distributed concurrently herewith to stockholders.

         The mailing address of the principal executive offices of the Company is 10 Constitution Avenue, P.O. Box 6860, Piscataway, New Jersey 08855. This Proxy Statement and the accompanying form of proxy are being mailed to the stockholders of the Company on or about January 11, 1999.

                                VOTING SECURITIES

         The Company has only one class of voting securities, its common stock, par value $0.0001 per share (the "Common Stock"). At the Annual Meeting, each stockholder of record at the close of business on December 31, 1998 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On December 31, 1998, 12,709,343 shares of Common Stock were outstanding. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at the principal executive offices of the Company at the address specified above.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS


================================================================================

         Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting for the election of the seven nominees named below as Directors of the Company to serve until the next Annual Meeting or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election.

         The Board of Directors currently has seven members, all of whom are nominees for election. Each director shall serve until the next Annual Meeting or until their respective successors shall have been duly elected and qualified. John P. Ryaby, Patrick A. McBrayer, Donald J. Lothrop, Terence D. Wall, Buzz Benson, David J. Ottensmeyer, M.D. and Peter C. Madeja were elected to the Board of Directors by the stockholders at the 1998 Annual Meeting.

         The affirmative vote of a plurality of the Company's outstanding Common Stock represented and voting at the Annual Meeting is required to elect the Directors.

Information Regarding Nominees for Election as Directors

         The Board of Directors currently has seven members. The following information with respect to the principal occupation or employment, other affiliations and business experience of each of the seven nominees during the last five years has been furnished to the Company by such nominee. Except as indicated, each of the seven nominees for election has had the same principal occupation for the last five years.

         John P. Ryaby, 64, a founder of the Company, has been a Director of the Company since March 1992, Chairman of the Board of Directors since February 1994, and currently serves as Vice President and Chief Scientific Officer. Mr. Ryaby served as Chief Executive Officer and President of the Company from March 1992 to February 1994, and as Vice President of Research and Development and Regulatory Affairs from February 1994 to October 1998. Mr. Ryaby served from 1989 until 1992 as the President and Chief Operating Officer of Interpore Orthopaedics, Inc. ("Interpore"), a division of Interpore International, Inc., a physical and biological research company. Mr. Ryaby was a founder of, and from 1975 to 1982, was President and Chief Operating Officer of Electro-Biology, Inc. ("EBI"), a company involved in bone growth electrical stimulation technology, and was responsible for obtaining regulatory approval of EBI's pre-market approval ("PMA") in 1979 and for establishing EBI's direct sales force.

         Patrick A. McBrayer, 47, was named Chief Executive Officer, President and a Director of the Company in February 1994. Prior to joining the Company, Mr. McBrayer served in various executive positions from 1987 to February 1994 at Osteotech, Inc., including President and Chief Executive Officer. While at Osteotech, Inc., a company that develops and markets biologic, biomaterial and implant systems for musculoskeletal surgery, Mr. McBrayer guided the company's transition from its inception to a public entity. From 1979 through 1986, he served in a variety of positions of increasing responsibility with Johnson & Johnson, including Marketing Manager of the Patient Care Division, where he built a significant business in surgical products.

         Donald J. Lothrop, 39, has been a Director of the Company since March 1993. Mr. Lothrop has been a General Partner of Delphi Management Partners II, L.P. since July 1994, a General Partner of Delphi Management Partners III, L.L.C. since March 1995 and a General Partner of Delphi Management Partners IV, L.L.C. since October 1997. From January 1991 to June 1994, Mr. Lothrop was a Partner of Marquette Venture Partners, a venture capital firm, where he focused on the healthcare area. From 1989 to 1990, he worked at Bain & Company, Inc., a management consulting firm. Mr. Lothrop serves on the Board of Directors of BMJ Medical Management, Inc.

         Terence D. Wall, 57, has been a Director of the Company since March 1993. Mr. Wall founded Vital Signs, Inc., a medical products company, in 1972 and has been President, Chief Executive Officer and a Director of Vital Signs, Inc. since that time. Mr. Wall serves on the Board of Directors of Vital Signs, Inc., EchoCath, Inc. and Bionix, Inc.

         Buzz Benson, 44, has been a Director of the Company since January 1995. Mr. Benson has been the President and Managing Director of Piper Jaffray Ventures, a venture capital fund, since November 1992. Piper Jaffray Ventures is the managing general partner of Piper Jaffray Healthcare Capital Limited Partnership (SBIC). From 1986 to November 1992, Mr. Benson was a Managing Director in the investment banking department of Piper Jaffray Inc. Mr. Benson serves on the Board of Directors of Unologix, Inc. and several privately-held healthcare companies.

         David J. Ottensmeyer, M.D., 68, has been a Director of the Company since October 1996. From 1991 to December 1995, Dr. Ottensmeyer served as President and Chief Executive Officer of The Lovelace Institutes, a health services and biomedical research organization. From 1990 to 1991, Dr. Ottensmeyer served as President of the Travelers Health Companies and Chief Medical Officer of the Travelers Companies - Managed Care and Employee Benefits Operations. Dr. Ottensmeyer serves on the Board of Directors of Access Anytime Bank Corporation.

         Peter C. Madeja, 40, has been a Director of the Company since February 1997. Since October 1993, Mr. Madeja has been the President and Chief Executive Officer of Genex Services, Inc. ("Genex"), a company that provides services to insurance companies, third party administrators and companies with respect to integrated disability management and medical cost containment. Mr. Madeja has held various positions at Genex since 1982. Since March 1997, Mr. Madeja has served as an Executive Vice President of Provident Companies, Inc., the parent company of Genex and a provider of disability and life insurance and other voluntary benefits.

Committees of the Board

         The Audit Committee consists of Messrs. McBrayer, Benson and Lothrop and its functions include recommending to the Board of Directors the selection of the Company's auditors and reviewing with such auditors the plan and results of their audit and the adequacy of the Company's systems of internal accounting controls and management information systems. In addition, the Audit Committee reviews the independence of the auditors and their fees for services rendered to the Company.

         The Compensation Committee currently consists of Messrs. Madeja and Lothrop and its functions include recommending, reviewing and overseeing salaries, benefits and stock option plans relating to the Company's employees, consultants, directors and other individuals compensated by the Company.

Pursuant to the provisions of the Company's 1995 Stock Option/Stock Issuance Plan (the "Option Plan"), the Committee has complete discretion to authorize options and direct stock issuances. Until December 2, 1997, the Compensation Committee consisted of Messrs. Lothrop and Wall. From December 2, 1997 until August 7, 1998, the Compensation Committee consisted of Mr. Madeja and Dr. Ottensmeyer.

Attendance at Board and Committee Meetings

         During fiscal 1998, the Board of Directors held six meetings. The Compensation Committee acted by unanimous written consent in lieu of a meeting seven times during fiscal 1998. The Audit Committee held two meetings during fiscal 1998.

Compensation of Directors

         Cash Compensation. Directors do not receive a fee for attending Board of Directors or committee meetings, but are reimbursed for expenses incurred in connection with performing their respective duties as Directors of the Company. Pursuant to a consulting agreement with the Company, Dr. Ottensmeyer receives payments of $10,000 per year for consulting services on issues relating to third party reimbursement.

         Stock Option Grant. Under the Automatic Option Grant Program in effect under the Option Plan, each non-employee Director first elected or appointed to the Board of Directors after the initial public offering of the Company's Common Stock will automatically be granted an option for 7,500 shares of Common Stock on the date of his or her election or appointment to the Board of Directors, provided such individual has not previously been in the employ of the Company. In addition, at each annual meeting of stockholders, each individual with at least six months of service on the Board of Directors who will continue to serve as a non-employee Director following the meeting will automatically be granted an option for 1,250 shares of Common Stock, whether or not such individual has been in the prior employ of the Company or joined the Board of Directors prior to the initial public offering. Each option granted under the Automatic Option Grant Program will have an exercise price equal to 100% of the fair market value of the Common Stock on the automatic grant date and a maximum term of ten years, subject to earlier termination upon the optionee's cessation of Board of Director service. Each automatic option will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase by the Company should the optionee's service as a non-employee Director cease prior to vesting in the shares. The initial 7,500-share option will vest in successive equal annual installments over the optionee's initial four-year period of service on the Board of Directors; each annual 1,250 share option will vest upon completion of one (1) year of Board service measured from the option grant date. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving on the Board of Directors.

         On February 25, 1998, the date of the 1998 Annual Meeting, each of Messrs. Benson, Lothrop, Madeja and Wall and Dr. Ottensmeyer received an option to purchase 1,250 shares of Common Stock under the Automatic Option Grant Program at an exercise price of $5.125 per share, the fair market value per share of Common Stock on such date. The terms and conditions of such options are as described above. In accordance with the Automatic Option Grant Program, each of Messrs. Benson, Lothrop, Madeja and Wall and Dr. Ottensmeyer, if elected to the Board of Directors for the ensuing year, will receive options to purchase 1,250 shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the date of the Annual Meeting.

                  EXECUTIVE OFFICERS AND INFORMATION REGARDING
                             EXECUTIVE COMPENSATION

                               Executive Officers

         The executive officers of the Company as of December 31, 1998 were the following:

Name                                           Age               Position
----                                           ---               --------
Patrick A. McBrayer.........................   47                Chief Executive Officer and President

John P. Ryaby...............................   64                Vice President and Chief Scientific Officer

Richard H. Reisner..........................   55                Vice President, Chief Financial Officer
                                                                 and Secretary

Roger J. Talish.............................   56                Vice President and Chief Technical Officer

Information Concerning Executive Officers Who Are Not Directors

         Richard H. Reisner, a founder of the Company, has served as its Vice President and Chief Financial Officer since September 1992. From 1991 to 1992, Mr. Reisner was Vice President and Chief Financial Officer of Cirrus Diagnostics Inc. ("Cirrus"), a company which developed a system for the automation of diagnostic immunoassay and chemistry testing. Mr. Reisner was directly involved with the acquisition of Cirrus by Diagnostic Products Corporation in May 1992. From 1990 to 1991, Mr. Reisner was the Corporate Controller for Datascope Corp., a manufacturer of medical instruments. From 1989 to 1990, Mr. Reisner was President and Chief Executive Officer of Pain Suppression Labs, Inc., a manufacturer of electrical stimulation devices to suppress chronic headache pain. From 1979 to 1988, Mr. Reisner was Vice President of Finance and Administration of EBI and was responsible for obtaining third-party reimbursement for EBI's bone growth electrical stimulation devices.

         Roger J. Talish, a founder of the Company, currently serves as Vice President and Chief Technical Officer. Previously, Mr. Talish served as Vice President of Operations for the Company from March 1992 to October 1998. From 1989 to 1992, Mr. Talish was Vice President of Operations at Interpore and from 1985 to 1989 he held the same position at Meditron, Inc. From 1978 to 1985, Mr. Talish held various engineering management positions at EBI, including Director of Research and Product Engineering.

                            SUMMARY COMPENSATION TABLE

         The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the other most highly compensated executive officers of the Company who were serving as such at the end of fiscal 1998, and whose salary and bonus during fiscal 1998 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended September 30, 1996, 1997 and 1998. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

                                                                                                      Long-Term
                                                                                                     Compensation
                                                                       Annual Compensation (1)          Awards
                                                                   ----------------------------      ------------
                                                                                                      Securities
                                                                                                      Underlying
          Name and Principal Position            Fiscal Year        Salary             Bonus            Options
          ---------------------------            -----------        ------             -----            -------
 Patrick A. McBrayer........................        1998           $200,000          $25,000(2)        175,000(3)
   Chief Executive Officer and President            1997            200,000               --                --
                                                    1996            200,000               --                --

John P. Ryaby..............................         1998            144,000           10,000(2)         25,000
   Vice President and Chief Scientific              1997            144,000               --                --
   Officer                                          1996            144,000           10,000(4)             --

Richard H. Reisner.........................         1998            130,000           10,000(2)         25,000
   Vice President, Chief Financial Officer          1997            130,000               --                --
   and Secretary                                    1996            128,333               --                --

Roger J. Talish............................         1998            130,000               --            25,000
   Vice President and Chief Technical               1997            127,750               --                --
   Officer                                          1996            128,750            6,666(4)             --

--------------------------

(1) Other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus for the executive officer for such year.

(2) Represents a bonus earned in fiscal year 1998, but not paid until fiscal year 1999.

(3) Includes an option for 25,000 shares of Common Stock granted on March 30, 1998 which was surrendered by Mr. McBrayer to the Company for cancellation on September 16, 1998 in order to allow the option shares subject to such option to be returned to the share reserve for the Option Plan and made available for option grants to other officers and employees of the Company.

(4) Represents a portion of a loan made to each of Messrs. Ryaby and Talish which was forgiven by the Company on January 1, 1996.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information regarding the option grants made pursuant to the Option Plan during fiscal 1998 to each of the Named Executive Officers. No stock appreciation rights were granted to any Named Executive Officer during fiscal 1998.

                                                                                          Potential Realizable Value at
                                  Number of                                                  Assumed Annual Rates of
                                 Securities      Percentage                                Stock Price Appreciation for
                                 Underlying       of Total     Exercise                           Option Term(4)
                                   Options        Options       Price(3)     Expiration   -----------------------------
           Name                   Granted(1)     Granted(2)      ($/sh)         Date          5%                  10%
           ----                   ----------     ----------      ------      ----------   ----------           --------
 Patrick A. McBrayer.........      25,000(5)        4.52 %      $4.313       03/29/2008      $67,811           $171,845
                                   50,000           9.05         2.50        08/30/2008       78,612            199,218
                                  100,000(6)       18.10         2.50        08/30/2008      157,224            398,436

 John P. Ryaby...............      25,000           4.52         4.313       03/29/2008       67,811            171,845

 Roger J. Talish.............      25,000           4.52         4.313       03/29/2008       67,811            171,845

 Richard H. Reisner..........      25,000           4.52         4.313       03/29/2008       67,811            171,845


(1) The options were granted under the Company's 1995 Stock Option/Stock Issuance Plan. The exercise price per share for each option is the fair market value per share of the Common Stock on the date of grant. Unless otherwise noted, each option becomes exercisable in a series of four consecutive, equal annual installments over the optionee's period of service, with the first such installment to become exercisable one year after the option grant date. Each option will become exercisable on an accelerated basis upon a liquidation or dissolution of the Company or a merger or consolidation in which there is a change in ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities, unless the option is assumed by the successor entity. In the event the option is so assumed, it will accelerate in full in the event the optionee's service with the successor entity is terminated within eighteen (18) months following such transaction. In addition, should the optionee's service be terminated within eighteen (18) months following (i) a change in the composition of the Board of Directors over a period of thirty-six (36) months or less such that those individuals serving as Board members at the beginning of the period cease to represent a majority of the Board or (ii) a change of ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a hostile tender offer, the option will accelerate in full in connection with such termination of service.
(2) Based on an aggregate of 552,500 options granted to employees in fiscal 1998, including options granted to the Named Executive Officers.
(3) The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The Plan Administrator of the Option Plan may also assist an optionee in the exercise of an option by (i) authorizing a loan from the Company in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the Plan Administrator.
(4) There can be no assurance provided to any executive officer or other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from those option grants which were made to the Named Executive Officers with an exercise price equal to the fair market value of the option shares on the grant date.
(5) The option was surrendered by Mr. McBrayer to the Company for cancellation on September 16, 1998 in order to allow the option shares subject to such option to be returned to the share reserve for the Option Plan and made available for option grants to other officers and employees of the Company.

(6) The option becomes exercisable in a series of four consecutive, annual installments of 25,000 shares with the first installment to become exercisable on July 15, 2003. However, the option is subject to acceleration in full as of the close of the first fiscal quarter in which the Company achieves profitability.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth certain information with respect to the Named Executive Officers regarding stock option holdings as of September 30, 1998. No stock options were exercised by such persons in fiscal year 1998. No stock appreciation rights were exercised by any Named Executive Officer during fiscal year 1998 and no stock appreciation rights were outstanding as of September 30, 1998.

                                                                            Value of
                                    Number of Securities                  Unexercised
                                   Underlying Unexercised                 In-The-Money
                                         Options at                        Options at
                                      Fiscal Year End                  Fiscal Year End(1)
Name                            Exercisable    Unexercisable    Exercisable    Unexercisable
----                            -----------    -------------    -----------    -------------
Patrick A. McBrayer..........        --           150,000           --           $75,000
John P. Ryaby................        --            25,000           --                 0
Richard H. Reisner...........        --            25,000           --                 0
Roger J. Talish..............        --            25,000           --                 0


(1) Based upon the market price of $3.00 per share, determined on the basis of the closing selling price per share of Common Stock on the Nasdaq National Market on September 30, 1998, less the option exercise price payable for such shares.

Employment   Contracts,   Termination   of  Employment  and  Change  in  Control
Arrangements

         Patrick A. McBrayer and the Company are parties to an employment agreement, dated as of March 1, 1997, and amended as of October 1, 1998. Pursuant to the terms of this agreement, effective October 1, 1998, Mr. McBrayer receives annual minimum compensation of $235,000, which amount is subject to annual review by the Compensation Committee during the term of the agreement. The agreement also provides that Mr. McBrayer is entitled to participate in an executive performance bonus program, which is to be developed by Mr. McBrayer and approved by the Board of Directors. Mr. McBrayer is entitled to receive all employee benefits generally made available to executive officers, as well as a monthly car allowance of $600. In the event Mr. McBrayer's employment is terminated by the Company without good cause, the Company is required to provide Mr. McBrayer with severance payments equal to his base compensation in effect at the time of such termination until the earlier of one year following the date of termination or March 1, 2000.

         John P. Ryaby entered into an arrangement with the Company in May 1995 whereby if he is terminated by the Company without good cause prior to November 13, 1999, he will be entitled to receive certain benefits from the date of such termination until November 13, 1999.

         Each option granted to a Named Executive Officer under the Option Plan will become exercisable on an accelerated basis upon a liquidation or dissolution of the Company or a merger or consolidation in which there is a change in ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities, unless such option is assumed by the successor entity. In the event an option is so assumed, it will accelerate in full in the event the officer's service with the successor entity is terminated within eighteen (18) months following such transaction. In addition, should the officer's service be terminated within eighteen (18) months following (i) a change in the composition of the Board of Directors over a period of thirty-six (36) months or less such that those individuals serving as Board members at the beginning of the period cease to represent a majority of the Board or (ii) a change of ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a hostile tender offer, the option will accelerate in full in connection with such termination of service.

Compensation Committee Interlocks and Insider Participation

         During fiscal 1998, Messrs. Lothrop and Wall served as members of the Company's Compensation Committee until December 2, 1997. On December 2, 1997, Messrs. Lothrop and Wall resigned from the Compensation Committee and Mr. Madeja and Dr. Ottensmeyer were appointed to the Compensation Committee. Messrs. Lothrop and Wall resigned from the Compensation Committee because, as a result of their participation in a private placement of Common Stock of the Company in October 1997, option grants approved by the Compensation Committee would no longer be exempt from the short-swing profit liability rules of the federal securities laws. See "Certain Transactions" for a description of the October 1997 private placement.

         On August 7, 1998, Dr. Ottensmeyer resigned from the Compensation Committee and Mr. Lothrop was appointed to the Compensation Committee. Dr. Ottensmeyer resigned from the Compensation Committee because, as a result of the consulting fee payable to him, option grants approved by the Compensation Committee during the period of Dr. Ottensmeyer's tenure on such committee would not qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. See "Compensation of Directors" for a description of the consulting fee paid to Dr. Ottensmeyer.



                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

         The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and the compensation of executive officers and other individuals compensated by the Company. The Compensation Committee also is responsible for the administration of the Option Plan under which option grants and direct stock issuances may be made to executive officers. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in fiscal 1998.

         General Compensation Policy. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of two elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry and (ii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

         Factors. The principal factors which the Compensation Committee considered with respect to each executive officer's compensation package for fiscal 1998 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

                  o Base Salary. The suggested base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

         While it is the general policy of the Compensation Committee not to award performance-based cash bonuses, from time to time, the Compensation Committee may advocate cash bonuses when such bonuses are deemed to be in the best interests of the Company.

                  o Long-Term Incentive Compensation. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option grant allows the individual to acquire shares of the Company's

Common Stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in four consecutive, equal annual installments commencing one year after the date of the option grant, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

         The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

         Through the Company's Employee Stock Purchase Plan, the Company offers additional opportunities for equity ownership to executive officers.

         CEO Compensation. In advising the Board of Directors with respect to the compensation payable to the Company's Chief Executive Officer, the Compensation Committee seeks to achieve two objectives: (i) to establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent and (ii) to make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation.

         In August 1998, Mr. McBrayer was granted (i) an option to purchase 100,000 shares of Common Stock, which becomes exercisable in a series of four consecutive, equal annual installments commencing on July 15, 2003, subject to acceleration in full as of the close of the first fiscal quarter in which the Company achieves profitability and (ii) an option to purchase 50,000 shares of Common Stock, which becomes exercisable in a series of four consecutive, equal annual installments commencing July 15, 1999. These options made a significant portion of Mr. McBrayer's total compensation contingent on the Company's performance as well as on increased value for the Company's stockholders, since the options will have value for Mr. McBrayer only if the market price of the underlying option shares appreciates over the market price in effect on the date the grants were made.

         In March 1998, Mr. McBrayer was granted an option to purchase 25,000 shares of Common Stock, which he surrendered to the Company for cancellation in September 1998 in order to allow the option shares subject to such option to be returned to the share reserve for the Option Plan and made available for option grants to other officers and employees of the Company.

         The suggested base salary established for Mr. McBrayer on the basis of the foregoing criteria was intended to provide a level of stability and certainty each year. Accordingly, this element of compensation was not affected to any significant degree by Company performance factors.

         Compliance with Internal  Revenue Code Section  162(m).  As a result of
Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The provisions and administration of the Option Plan are intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation. However, compensation deemed paid by the Company in future fiscal years in connection with the exercise of options granted under the Option Plan during the period of Dr. Ottenmeyer's tenure on the Compensation Committee may not qualify as performance-based compensation and such compensation may, accordingly, be required to be taken into account for purposes of calculating the $1 million limitation per officer.

         The Compensation Committee does not expect that the compensation to be paid to the Company's executive officers for the 1999 fiscal year will exceed the $1 million limit per officer. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                                     THE COMPENSATION COMMITTEE

                                                     Peter C. Madeja
                                                     Donald J. Lothrop

                                PERFORMANCE GRAPH

         Set forth below is a graph comparing the annual percentage change in the Company's cumulative total stockholder return on its Common Stock from July 20, 1995 (the date public trading of the Company's stock commenced) to the last day of the Company's last completed fiscal year (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the excess of the Company's share price at the end over the price at the beginning of the measurement period, by (ii) the share price at the beginning of the measurement period) with the cumulative total return so calculated of The Nasdaq Stock Market (US) Index and a group of peer issuers in a line of business similar to the Company during the same period.

                 COMPARISON OF 38 MONTH CUMULATIVE TOTAL RETURN*
             AMONG EXOGEN, INC. THE NASDAQ STOCK MARKET (U.S.) INDEX
                                AND A PEER GROUP





                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]

                                                Cumulative Total Return
                          ------------------------------------------------------
                          7/20/95      9/95       9/96         9/97        9/98
                          -------     ------     ------       ------      ------
Exogen, Inc.                100       128.26      34.78        40.22       26.09
PEER GROUP                  100       112.23     125.77       187.38      211.22
NASDAQ STOCK MARKET-U.S.    100       108.87     129.16       177.29      181.21


         $100 INVESTED ON 7/20/95 IN STOCK OR INDEX,
         INCLUDING REINVESTMENT OF DIVIDENDS.
         FISCAL YEAR ENDING SEPTEMBER 30.

         The Peer Group consists of Biomet, Inc., Orthofix International N.V., Orthologic Corp., Sofamor/Danek Group, Inc., Stryker Corp., and Osteotech Inc. In the performance graphs included in the Company's proxy statements furnished to stockholders through fiscal 1997, the Peer Group included Spine-Tech, Inc. In January 1998, Spine-Tech, Inc. became a wholly-owned indirect subsidiary of Sulzur Medica Ltd. and ceased to be listed on a stock exchange.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of November 15, 1998 by (i) each Director and nominee for Director, (ii) each of the Named Executive Officers,
(iii) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock and (iv) all executive officers and Directors as a group.

                                                      Number of Shares of                   Percentage of
                                                   Common Stock Beneficially                    Shares
 Name and Address of Beneficial Owner                        Owned(1)                        Outstanding(1)
 ------------------------------------                        --------                        --------------
 Delphi Ventures III, L.P. (2)...............              1,151,534                               9.1%

 State of Wisconsin Investment Board (3).....                909,800                               7.2%

 Smith & Nephew Holdings, Inc. (4)...........                820,000                               6.5%

 DLJ Capital Corporation (5).................                815,384                               6.4%

 Marquette Venture Partners II, L.P. (6).....                744,463                               5.9%

 Pequot Private Equity Fund, L.P. (7)........                735,294                               5.8%

 Patrick A. McBrayer (8).....................                292,400                               2.3%

 John P. Ryaby...............................                141,950                               1.1%

 Richard H. Reisner (9)......................                147,412                               1.2%

 Roger J. Talish (10)........................                136,250                               1.1%

 Buzz Benson (11)............................                323,240                               2.5%

 Donald J. Lothrop (12)......................              1,214,396                               9.6%

 Terence D. Wall (13)........................                169,882                               1.3%

 David J. Ottensmeyer, M.D. (14).............                  8,750                                  *

 Peter C. Madeja (15)........................                  8,750                                  *

 All executive officers and directors
  as a group (9 persons) (16)................              2,443,030                              19.2%

------------------------
*    Represents  beneficial  ownership  of less than one  percent  of the Common
     Stock.

(1) Applicable percentage of ownership as of November 15, 1998 is based upon 12,709,343 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Gives effect to the shares of Common Stock issuable within 60 days of November 15, 1998 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date.

(2) Consists of (i) 443,439 shares owned by Delphi Ventures II, L.P. ("Ventures II"); (ii) 2,213 shares owned by Bio-Investments II, L.P. ("Bio-Investments II"); (iii) 693,398 shares owned by Delphi Ventures III, L.P. ("Ventures III") and (iv) 12,484 shares owned by Delphi Bio-Investments III, L.P. ("Bio-Investments III") (collectively, the "Delphi Entities"). Messrs. James J. Bochnowski, David L. Douglass and Donald J. Lothrop are the general partners of Delphi Management Partners II, L. P. which is the general partner of Ventures II and Bio-Investments II, and as such, may be deemed to share voting and investment power with respect to such shares. Messrs. James J. Bochnowski, David L. Douglass and Donald J. Lothrop and Dr. Deborah Yu are the general partners of Delphi Management Partners III, L.P. which is the general partner of Ventures III and Bio-Investments III, and, as such, may be deemed to share voting and investment power with respect to such shares.

     The address for the Delphi Entities is 3000 Sand Hill Road, Building 1, Suite 135, Menlo Park, California 94025.
(3) The address for the State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707.
(4) Smith & Nephew plc is the ultimate parent corporation of Smith & Nephew Holdings, Inc. Mr. Christopher J. O'Donnell is the chief executive officer of Smith & Nephew plc and, as such, may be deemed to have voting and investment power with respect to such shares. The address for Smith & Nephew Holdings, Inc. is 1450 Brooks Road, Memphis, Tennessee 38116.
(5) Consists of 111,470 shares owned by DLJ Capital Corporation and 703,914 shares owned by Sprout Capital VI, L.P. DLJ Capital Corporation is the Managing General Partner of Sprout Capital VI, L.P. Mr. Richard Kroon is the president of DLJ Capital Corporation and, as such, may be deemed to have voting and investment power with respect to such shares. The address for DLJ Capital Corporation is 277 Park Avenue, New York, New York 10172.
(6) Consists of 723,783 shares owned by Marquette Venture Partners II, L.P. and 20,680 shares owned by MVP II Affiliates Fund, L.P. Messrs. James E. Daverman and Lloyd D. Ruth are the general partners of Marquette General II, L.P. which is the general partner of Marquette Venture Partners II, L.P. and MVP II Affiliates Fund, L.P. and, a such, may be deemed to share voting and investing power with respect to such shares. The address for Marquette Venture Partners II, L.P. and MVP II Affiliates Fund, L.P. is 520 Lake Cook Road, Suite 450, Deerfield, Illinois 60015.
(7) Consists of 652,660 shares owned by Pequot Private Equity Fund, L.P. and 82,634 shares owned by Pequot Offshore Private Equity Fund, Inc. Voting and investment power for these shares is owned by Dawson-Samberg Capital Management, Inc. ("Dawson-Samberg"), as investment manager, and Mr. Arthur
     J. Samberg, Chairman and Chief Executive Officer of Dawson-Samberg, and Mr. Jonathan T. Dawson, Vice-Chairman of Dawson Samberg, may be deemed to share voting and investment power with respect to those shares. The address for Pequot Private Equity Fund, L.P. is 354 Pequot Avenue, Southport, Connecticut 06490.
(8) Includes (i) 30,000 shares held by Mr. McBrayer's spouse; and (ii) 1,000 shares held by each of Mr. McBrayer's two children. Mr. McBrayer disclaims beneficial ownership of the shares held by his spouse and two children.
(9) Includes 4,000 shares held by Mr. Reisner's spouse. Mr. Reisner disclaims beneficial ownership of such shares.
(10) Includes 120,793 shares pledged to Merrill Lynch Credit Corp.
(11) Includes (i) 299,465 shares owned by Piper Jaffray Healthcare Capital Limited Partnership (SBIC) ("Piper Jaffray"); (ii) 3,025 shares held by Mr. Benson's children; and (iii) 3,750 shares issuable upon the exercise of stock options, of which 1,250 shares, if issued, would be subject to the Company's repurchase right. Mr. Benson is the President and Managing Director of Piper Jaffray Ventures which is Managing General Partner of Piper Jaffray Healthcare Limited Partnership (SBIC) and, as such, may be deemed to share voting and investment power with respect to Piper Jaffray's shares. Mr. Benson disclaims beneficial ownership of Piper Jaffray's shares except to the extent of his pecuniary interest in such shares arising from his interest in the partnership.
(12) Includes (i) 443,439 shares owned by Ventures II; (ii) 2,213 shares owned by Bio-Investments II; (iii) 693,398 shares owned by Ventures III; (iv) 12,484 shares owned by Bio-Investments III and (v) 3,750 shares issuable upon the exercise of stock options, of which 1,250 shares, if issued, would be subject to the Company's repurchase right. Mr. Lothrop is a general partner of the general partners of Ventures II, Bio-Investments II, Ventures III and Bio-Investments III, respectively, and, as such, may be deemed to share voting and investment power with respect to such shares. Mr. Lothrop disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares arising from his interest in Ventures II, Bio-Investments II, Ventures III and Bio-Investments III, respectively.

(13) Includes 3,750 shares issuable upon the exercise of stock options, of which 1,250 shares, if issued, would be subject to the Company's repurchase right.
(14) Includes 8,750 shares issuable upon the exercise of stock options, of which 5,000 shares, if issued, would be subject to the Company's repurchase right.
(15) Includes 8,750 shares issuable upon the exercise of stock options, of which 6,875 shares, if issued, would be subject to the Company's repurchase right.
(16) See Notes (8) through (15) above.

Compliance with Reporting Requirements

         Under the securities laws of the United States, the Company's Directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and the Nasdaq National Market Surveillance Department. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during fiscal 1998. Based solely on its review of such forms received by it from such persons for their fiscal 1998 transactions, the Company believes that such executive officers, directors and holders of more than ten percent of the Company's Common Stock have complied with all filing requirements applicable to such persons. During fiscal 1998, it came to the attention of the Company that Mr. Reisner failed to timely file a Form 4 Statement of Changes of Beneficial Ownership of Securities during fiscal 1997.

Certain Transactions

         In October 1997, the Company completed a $7.5 million private placement (the "Private Placement") of 1,799,019 shares of its Common Stock. Participants in the Private Placement included Messrs. Benson, Lothrop and Wall. Mr. Benson is the President and Managing Director of Piper Jaffray Ventures which is the Managing General Partner of Piper Jaffray Healthcare Capital Limited Partnership
(SBIC). Mr. Lothrop is a general partner of Delphi Management Partners III, L.L.C., which is the general partner of each Ventures III and Bio-Investments
III. Piper Jaffray, Ventures III, Bio-Investments III and Mr. Wall purchased 117,647, 693,398, 12,484 and 117,647 shares, respectively, in the Private Placement.

         On August 10, 1998, the Company and Smith & Nephew, Inc. ("S&N") entered into a multi-year master agreement, together with a U.S. sales representative agreement and a stock purchase agreement, under which S&N obtained exclusive rights to market the Company's SAFHS devices in the United States. S&N paid $4.1 million (or $5.00 per share) to purchase 820,000 shares of the Company's Common Stock at the closing. An additional up-front fee of $1.0 million was paid for the distribution rights in the United States. The agreements also provide S&N with certain options resulting in potential additional aggregate payments to the Company of $5.0 million. The agreements also provide S&N a one-time right to purchase additional shares of the Company's Common Stock, in certain circumstances, up to 19% (including the shares already acquired by S&N) of the then outstanding shares of the Company's Common Stock, after giving effect to the shares issuable upon exercise of the right. Pursuant to the agreements, the Company filed a registration statement with the Securities and Exchange Commission following the closing date to register the shares of the Company's Common Stock sold to S&N under these agreements.

                                   PROPOSAL 2:

                            RATIFICATION OF SELECTION
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

================================================================================

         Upon the recommendation of the Audit Committee, the Board of Directors appointed Arthur Andersen LLP, independent public accountants and auditors of the Company since the Company's inception, as auditors of the Company to serve for the fiscal year ending September 30, 1999, subject to the ratification of such appointment by the stockholders at the Annual Meeting. The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1999 Annual Meeting is required to ratify the appointment of the auditors. A representative of Arthur Andersen LLP will attend the Annual Meeting of Stockholders with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

         The Board of Directors recommends that the stockholders vote FOR the ratification of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending September 30, 1999.

                              STOCKHOLDER PROPOSALS

         Pursuant to the stockholder proposal rules adopted by the Commission, if the Company has not received notice prior to November 29, 1999 of any matter a stockholder intends to propose for a vote at the 2000 Annual Meeting of Stockholders, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter as a separate item on the proxy card.

         The deadline for stockholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Stockholders is anticipated to be September 9, 1999. Such proposals may be included in next year's Proxy Statement, if they comply with certain rules and regulations promulgated by the Commission. Stockholder proposals must be mailed to the attention of the Company's Secretary at the Company's principal executive offices located at 10 Constitution Avenue, Piscataway, New Jersey 08855.

                                  OTHER MATTERS

         Management knows of no matters that are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

         Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company.

                                          By Order of the Board of Directors


                                          Patrick A. McBrayer
                                          Chief Executive Officer and President

Piscataway, New Jersey
January 11, 1999

                                  REVOCABLE PROXY
                                  EXOGEN, INC.

        [ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE



                           PROXY FOR ANNUAL MEETING OF
                       STOCKHOLDERS -- FEBRUARY 25, 1999

       (This Proxy is solicited by the Board of Directors of the Company)

  The undersigned stockholder of Exogen, Inc. hereby appoints Patrick A. McBrayer and Richard H. Reisner, and each of them, with full power of substitution, proxies to vote the shares of common stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Exogen, Inc. to be held at The Holiday Inn Somerset, 195 Davidson Avenue, Somerset, New Jersey 08873 on February 25, 1999, telephone number (732) 356-1700 at 9:00 a.m. (eastern standard time), or any adjournment thereof.

1. ELECTION OF DIRECTORS (for terms as described in the Proxy Statement)

   John P. Ryaby, Patrick A. McBrayer, Donald J. Lothrop, Terence D. Wall, Buzz Benson, David J. Ottensmeyer, M.D. and Peter C. Madeja.


                [   ] FOR      [   ] WITHHOLD      [   ] EXCEPT

INSTRUCTION: To withhold authority to vote for an individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------




2. RATIFICATION OF ACCOUNTANTS: proposal to ratify the selection of Arthur Andersen LLP, as independent auditors of the Company as described in the Proxy Statement.



               [   ] FOR      [   ] AGAINST      [   ] ABSTAIN


3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

               [   ] FOR      [   ] AGAINST      [   ] ABSTAIN


UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY MANAGEMENT AS DIRECTORS AND FOR PROPOSAL 2.

Please date and sign exactly as your name appears on this proxy card. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer.

                         Please be sure to sign and date
                          this Proxy in the box below.


                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above

    Detach above card, sign, date and mail in postage paid envelope provided.

                                  EXOGEN, INC.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY